Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Corporate Income Fund--Intermediate Term Series--56, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-63437 of our opinion dated February 14, 2001 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 14, 2001